UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2005

International Steel Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31926	71-0871875

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(330) 659-9100

N.A.

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

          On April 12, 2005, International Steel Group Inc. issued a press release announcing that its stockholders voted to approve the proposed merger of ISG and Mittal Steel Company N.V. at a special meeting held that day.    Holders of approximately 69.7% of ISG’s common stock were represented at the meeting in person or by proxy.  Of the votes present at the meeting, approximately 99.6% were voted in favor of the proposed merger, representing approximately 69.4% of all shares entitled to vote on the proposal.  Approximately 0.4% of the votes present at the meeting were voted against the merger, and the remainder abstained or were otherwise not voted.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of April 12, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005

INTERNATIONAL STEEL GROUP INC.

By	/s/ LONNIE A. ARNETT

Name:	Lonnie A. Arnett
Title:	Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of April 12, 2005